
                  ENTERGY CORPORATION AND SUBSIDIARIES
                  PRO FORMA CONSOLIDATED BALANCE SHEETS
                             JUNE 30, 1997
                              (Unaudited)

                                                                         Adjustments to Reflect
                                                                         Transactions Proposed
                                                                  Before       In Present      After
                          ASSETS                                 Transaction    Filing (1)  Transaction
                                                                             (In Thousands)
Current Assets:
  Cash and cash equivalents:
    Cash                                                             $92,263                    $92,263
    Temporary cash investments - at cost,
      which approximates market                                      595,257                    595,257
                                                                 -----------     --------   -----------
        Total cash and cash equivalents                              687,520                    687,520
  Notes receivable                                                     8,708                      8,708
  Accounts receivable:
    Customer (less allowance for doubtful accounts of
       $17.2 million)                                                534,148                    534,148
    Other                                                            181,641                    181,641
    Accrued unbilled revenues                                        478,558                    478,558
  Deferred fuel                                                      123,720                    123,720
  Fuel inventory                                                     101,638                    101,638
  Materials and supplies - at average cost                           370,259                    370,259
  Rate deferrals                                                     369,289                    369,289
  Prepayments and other                                              216,618                    216,618
                                                                 -----------     --------   -----------
           Total                                                   3,072,099                  3,072,099
                                                                 -----------     --------   -----------

Other Property and Investments:
  Decommissioning trust funds                                        399,719                    399,719
  Non-regulated investments                                          489,608                    489,608
  Other                                                               82,411                     82,411
                                                                 -----------     --------   -----------
           Total                                                     971,738                    971,738
                                                                 -----------     --------   -----------

Utility Plant:
  Electric                                                        25,189,766                 25,189,766
  Plant acquisition adjustment - Entergy Gulf States                 447,293                    447,293
  Electric plant under leases                                        674,049                    674,049
  Property under capital leases - electric                           142,109                    142,109
  Natural gas                                                        175,081                    175,081
  Steam products                                                      81,743                     81,743
  Construction work in progress                                      472,444                    472,444
  Nuclear fuel under capital leases                                  274,587                    274,587
  Nuclear fuel                                                        60,719                     60,719
                                                                 -----------     --------   -----------
           Total                                                  27,517,791                 27,517,791
  Less - accumulated depreciation and amortization                 9,286,199                  9,286,199
                                                                 -----------     --------   -----------
           Utility plant - net                                    18,231,592                 18,231,592
                                                                 -----------     --------   -----------

Deferred Debits and Other Assets:
  Regulatory assets:
    Rate deferrals                                                   251,437                    251,437
    SFAS 109 regulatory asset - net                                1,195,931                  1,195,931
    Unamortized loss on reacquired debt                              207,481                    207,481
    Other regulatory assets                                          460,742                    460,742
  Long-term receivables                                              212,224                    212,224
   CitiPower license (net of $23.3 million of amortization)          563,641                    563,641
   London Electricity license (net of $16.3 million of
    amortization)                                                  1,552,542                  1,552,542
  Other                                                              263,570                    263,570
                                                                 -----------     --------   -----------
           Total                                                   4,707,568                  4,707,568
                                                                 -----------     --------   -----------

           TOTAL                                                 $26,982,997                $26,982,997
                                                                 ===========     ========   ===========
(1) The provision of guarantees and other credit support for the benefit of
    Entergy Corporation's non-utility affiliates will be reflected on
    Entergy's consolidated financial statements when such affiliates actually issue securities backed by such guarantees or other credit support.

                    ENTERGY CORPORATION AND SUBSIDIARIES
                   PRO FORMA CONSOLIDATED BALANCE SHEETS
                                 JUNE 30, 1997
                                  (Unaudited)

                                                                     Adjustments to Reflect
                                                                     Transactions Proposed
                                                              Before       In Present      After
          LIABILITIES AND SHAREHOLDERS' EQUITY              Transaction     Filing (1)  Transaction
                                                                         (In Thousands)
Current Liabilities:
  Currently maturing long-term debt                            $387,630                      $387,630
  Notes payable                                                 400,468                       400,468
  Accounts payable                                              746,602                       746,602
  Customer deposits                                             180,128                       180,128
  Taxes accrued                                                 340,776                       340,776
  Accumulated deferred income taxes                              54,276                        54,276
  Interest accrued                                              206,732                       206,732
  Dividends declared                                              8,259                         8,259
  Obligations under capital leases                              152,206                       152,206
  Other                                                         139,651                       139,651
                                                            -----------      --------     -----------
           Total                                              2,616,728                     2,616,728
                                                            -----------      --------     -----------

Deferred Credits and Other Liabilities:
  Accumulated deferred income taxes                           4,733,064                     4,733,064
  Accumulated deferred investment tax credits                   598,221                       598,221
  Obligations under capital leases                              260,922                       260,922
  Other                                                       1,502,279                     1,502,279
                                                            -----------      --------     -----------
           Total                                              7,094,486                     7,094,486
                                                            -----------      --------     -----------

  Long-term debt                                              9,524,296                     9,524,296
  Subsidiaries' preferred stock with sinking fund               196,237                       196,237
  Subsidiary's preference stock                                 150,000                       150,000
  Company-obligated mandatorily redeemable
    preferred securities of subsidiary trusts holding
    solely junior subordinated deferrable debentures            215,000                       215,000

Shareholders' Equity:
   Subsidiaries' preferred stock without sinking fund           345,954                       345,954
   Common stock, $.01 par value, authorized 500,000,000
    shares; issued 240,664,720 shares                             2,407                         2,407
   Paid-in capital                                            4,477,900                     4,477,900
   Retained earnings                                          2,384,923                     2,384,923
   Cumulative foreign currency translation adjustment            10,203                        10,203
   Less - treasury stock (1,123,923 shares)                      35,137                        35,137
                                                            -----------      --------     -----------
           Total                                              7,186,250                     7,186,250
                                                            -----------      --------     -----------

          Commitments and Contingencies (Notes 1 and 2)

           TOTAL                                            $26,982,997                   $26,982,997
                                                            ===========      ========     ===========
(1) The provision of guarantees and other credit support for the benefit of
    Entergy Corporation's non-utility affiliates will be reflected on
    Entergy's consolidated financial statements when such affiliates actually issue securities backed by such guarantees or other credit support.


                   ENTERGY CORPORATION AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                    TWELVE MONTHS ENDED JUNE 30, 1996
                              (Unaudited)

                                                       Adjustments to Reflect
                                                       Transactions Proposed
                                                Before       In Present         After
                                              Transaction      Filing (1)    Transaction
                                                           (In Thousands)
Operating Revenues:
  Electric                                     $6,317,929                      $6,317,929
  Natural gas                                     128,513                         128,513
  Steam products                                   52,312                          52,312
  Nonregulated and foreign energy-related       1,435,946                       1,435,946
    businessess
                                               ----------        --------      ----------
        Total                                   7,934,700                       7,934,700
                                               ----------        --------      ----------

Operating Expenses:
  Operation and maintenance:
     Fuel, fuel-related expenses, and
       gas purchased for resale                 1,593,092                       1,593,092
     Purchased power                            1,248,122                       1,248,122
     Nuclear refueling outage expenses             57,608                          57,608
     Other operation and maintenance            1,783,003                       1,783,003
  Depreciation, amortization, and decommissioning 870,596                         870,596
  Taxes other than income taxes                   357,553                         357,553
  Rate deferrals                                  (20,283)                        (20,283)
  Amortization of rate deferrals                  403,755                         403,755
                                               ----------        --------      ----------
        Total                                   6,293,446                       6,293,446
                                               ----------        --------      ----------

Operating Income                                1,641,254                       1,641,254
                                               ----------        --------      ----------

Other Income (Deductions):
  Allowance for equity funds used
   during construction                             10,665                          10,665
  Miscellaneous - net                             160,739                         160,739
                                               ----------        --------      ----------
        Total                                     171,404                         171,404
                                               ----------        --------      ----------

Interest Charges:
  Interest on long-term debt                      717,785                         717,785
  Other interest - net                             50,161                          50,161
  Distributions on preferred securities of         13,679                          13,679
   subsidiary
  Allowance for borrowed funds used
   during construction                             (8,757)                         (8,757)
                                               ----------        --------      ----------
        Total                                     772,868                         772,868
                                               ----------        --------      ----------

Income Before Income Taxes                      1,039,790                       1,039,790

Income Taxes                                      401,874                         401,874
                                               ----------        --------      ----------

Net Income                                        637,916                         637,916

Preferred and preference dividend requirements of
   subsidiaries and other                          63,103                          63,103
                                               ----------        --------      ----------

Earnings Applicable to Common Stock              $574,813                        $574,813
                                               ==========        ========      ==========
(1) The provision of guarantees and other credit support for the benefit of
    Entergy Corporation's non-utility affiliates will be reflected on
    Entergy's consolidated financial statements when such affiliates actually issue securities backed by such guarantees or other credit support.

                    ENTERGY CORPORATION AND SUBSIDIARIES
            PRO FORMA CONSOLIDATED STATEMENT OF RETAINED EARNINGS
                     TWELVE MONTHS ENDED JUNE 30, 1997
                                (Unaudited)

                                                   Adjustments to Reflect
                                                    Transactions Proposed
                                             Before       In Present       After
                                          Transaction       Filing(1)   Transaction
                                                        (In Thousands)
Retained Earnings - Beginning of period    $2,231,591                      $2,231,591
  Add:
    Net income                                574,813                         574,813
                                           ----------      --------        ----------
        Total                               2,806,404                       2,806,404
                                           ----------      --------        ----------

  Deduct:
    Dividends declared on common stock        420,290                         420,290
    Capital stock and other expenses            1,191                           1,191
                                           ----------      --------        ----------
        Total                                 421,481                         421,481
                                           ----------      --------        ----------
Retained Earnings - End of Period          $2,384,923                      $2,384,923
                                           ==========      ========        ==========

(1) The provision of guarantees and other credit support for the benefit of Entergy Corporation's non-utility affiliates will be reflected on Entergy's consolidated financial statements when such affiliates actually issue securities backed by such guarantees or other credit support.
